Exhibit 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	Of Incorporation	Owned

Brady Corporation	Wisconsin	Parent
Tricor Direct Inc.	Delaware	100%
Doing Business As:
Seton
Seton Name Plate Company
D&G Sign and Label
Seton Identification Products
Emedco
Champion America
DAWG, Inc.
Worldmark of Wisconsin Inc.	Delaware	100%
Brady Investment Co.	Nevada	100%
Stopware, Inc.	California	100%
Permar Sytems, Inc.	New York	100%
Doing Business As Electromark
AIO Acquisition Inc.	Delaware	100%
Doing Business As:
All-In-One Products
Personnel Concepts Limited
Personnel Concepts Ltd.
PC Limited
USA Printing & Mailing
Dual Core LLC	Wisconsin	100%
Doing Business As:
Identicard Systems Worldwide
Brady People ID
JAM Plastics
PromoVision Palomino
Temtec
Brady Mexico Holding LLC	Delaware	100%
Brady Precision Converting, LLC	Wisconsin	100%
Doing Business As Brady Medical
Clement Communications, Inc.	Pennsylvania	100%
Visual Wear LLC	Massachusetts	100%
Doing Business As 1888LANYARD.com
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Also Doing Business As:
Brandon International
Varitronic Systems
Teklynx International
Sorbent Products Company
TISCOR
Brady Australia Holdings Pty. Ltd.	Australia	100%
Brady Australia Pty. Ltd.	Australia	100%
Seton Australia Pty. Ltd.	Australia	100%
Accidental Health & Safety Pty. Ltd.	Australia	100%
Trafalgar First Aid Pty. Ltd.	Australia	100%
Carroll Australasia Pty. Ltd.	Australia	100%
Scafftag Australia Pty. Ltd.	Australia	100%

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	Of Incorporation	Owned
Visisign Australia Pty. Ltd.	Australia	100%
Transposafe Systems Belgium NV/SA	Belgium	100%
W.H. Brady, N.V.	Belgium	100%
W.H.B. do Brasil Ltda.	Brazil	100%
W.H.B. do Brasil Participações e Empreendimentos Ltda.	Brazil	100%
BRC Financial	Canada	100%
W.H.B. Identification Solutions, Inc.	Canada	100%
Doing Business As:
Brady
GrafTek
Seton
Teklynx International
Varitronics Canada
Brady Cayman Finance Company	Cayman Islands	100%
Brady Investment Management (Shanghai) Co., Ltd.	China	100%
Brady (Beijing) Co. Ltd.	China	100%
Brady (Shenzhen) Co., Ltd.	China	100%
Brady (Dongguan) Co., Ltd.	China	100%
Suzhou Dicel EMC Co., Ltd.	China	100%
Brady Technology (Langfang) Co., Ltd.	China	100%
Brady Technology (Suzhou) Co., Ltd.	China	100%
CIPI Xiamen, Ltd.	China	100%
PanYu Meixin Metal Company Ltd.	China	100%
Tradex Converting (Suzhou) Co., Ltd.	China	100%
Brady A.S. (Denmark)	Denmark	100%
Braton Europe S.A.R.L	France	100%
Braton Groupe S.A.R.L	France	100%
Doing Business As:
Brady
Teklynx
Brady Group S.A.S	France	100%
Doing Business As:
Seton
Signals
BIG
Brady GmbH	Germany	100%
Doing Business As:
Seton
Balkhausen
Etimark
Teklynx
Transposafe Systems Deutschland GmbH	Germany	100%
Quo-Luck Company Limited	Hong Kong	100%
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Private Limited	India	100%
Brady Converting (Ireland) Ltd.	Ireland	100%
Brady Italia, S.r.l.	Italy	100%
Nippon Brady K.K.	Japan	100%
Brady Luxembourg SARL	Luxembourg	100%
Brady Technology SDN, BHD	Malaysia	100%
W. H. Brady S. de R.L. de C.V.	Mexico	100%
Brady Servicios, S. de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
Brady Finance B.V.	Netherlands	100%
Holland Mounting Holding B.V.	Netherlands	100%
Transposafe Systems Holland B.V.	Netherlands	100%
Brady A.S. (Norway)	Norway	100%
Brady Philippines Direct Marketing Inc.	Philippines	100%

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	Of Incorporation	Owned
Transposafe Systems Polska Sp. Z.o.o.	Poland	100%
Brady Corporation S.E.A. Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%
Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pacific Pte. Ltd.	Singapore	100%
Brady Asia Pacific Pte. Ltd.	Singapore	100%
Brady S.R.O.	Slovakia	100%
Brady Korea LLP	South Korea	100%
Brady Identification S.L.	Spain	100%
Brady AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Brady Holding i Kungälv AB	Sweden	100%
Brady Converting AB	Sweden	100%
Tradex AB	Sweden	100%
Brady Holding Co. Ltd.	Thailand	100%
Brady (Thailand) Co. Ltd.	Thailand	100%
Brady Technologies (Thailand) Co. Ltd.	Thailand	100%
Brady Etiket ve Isaretleme Ticaret Ltd. Sirketi	Turkey	100%
Brady Middle East FZE	United Arab Emirates	100%
B.I. U.K. Limited	United Kingdom	100%
B.I. Financial Limited	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Brady European Finance Limited	United Kingdom	100%
Brady European Holdings Limited	United Kingdom	100%
Scafftag Limited	United Kingdom	100%
Safetrak Limited	United Kingdom	100%